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                                                                   EXHIBIT 10.22

                                           ***TEXT OMITTED AND FILED SEPARATELY
                                             CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                   200.83 AND 240.24b-2

                        MARKETING AND PROMOTION AGREEMENT

        This Marketing and Promotion Agreement (the "Agreement") is entered into as of December __, 1999 (the "Effective Date") by and between MP3.com, Inc., a Delaware corporation ("MP3.com"), and Visitalk.com, Inc., an Arizona corporation ("visitalk.com"). MP3.com and visitalk.com may be referred to individually as a "Party" and collectively as the "Parties."

        WHEREAS, MP3.com owns and operates the web site at www.mp3.com (the "MP3.com Site");

        WHEREAS, visitalk.com owns and operates the web site at www.visitalk.com (the "visitalk.com Site"); and

        WHEREAS, the Parties desire to promote the marketing, branding and traffic to the visitalk.com Site (and its related services).

        NOW, THEREFORE, in exchange for the consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. DEFINITIONS

        1.1 "MP3.COM CONTENT" shall have the meaning set forth in Section 5.1(b) herein.

        1.2 "MP3.COM MATERIALS" shall have the meaning set forth in Section 4.2 herein.

        1.3 [***]


        1.4 "TERM" shall have the meaning set forth in Section 7.1 herein.

        1.5 [***]

        1.6 "VISITALK.COM CONTENT" shall have the meaning set forth in Section 5.1(a) herein.

        1.7 "VISITALK.COM IPO" shall mean the first public offering of the common stock of visitalk.com registered under the Securities Act of 1933, as amended.

        1.8 "VISITALK.COM MATERIALS" shall have the meaning set forth in Section
4.1 herein.

        1.9 "VISITALK.COM SERVICES" shall mean any "Basic" and "Premium" services offered to consumers from time to time during the Term of this Agreement on the visitalk.com Site which shall include, but not be limited to, multimedia Internet communications, online



*** CONFIDENTIAL TREATMENT REQUESTED
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directories, online messengering services, online chat and multi-point conferencing and connection services.

        1.10 [***]

        1.11 [***]

2. PAYMENT TERMS

        2.1 PAYMENTS FOR YEAR 2000. In consideration of the various promotional and marketing services to be provided by MP3.com to visitalk.com under this Agreement from the Effective Date through December 31, 2000, visitalk.com shall pay MP3.com a total of [***] in immediately-payable, nonrefundable U.S. funds, according to the following schedule of payments: (i) [***] as of the Effective Date; (ii) [***] as of the last day of each month commencing on January 31, 2000 and ending on August 31, 2000; (iii) [***] as of September 30, 2000; (iv) [***] as October 31, 2000; and (v) [***] as of each of November 30 and December 31, 2000; provided, however, that five (5) days after the effective date of the visitalk.com IPO, all unpaid amounts under this Section 2.1 shall become immediately due and payable to MP3.com. Visitalk.com and MP3.com acknowledge and agree that such payments shall be deemed compensation for the various promotional and marketing services to be provided by MP3.com to visitalk.com pursuant to Section 3.1 herein from the Effective Date through December 31, 2000, as well as for any promotional and marketing services provided by MP3.com to visitalk.com under this Agreement that were delivered prior to the Effective Date. Notwithstanding anything in this Section 2.1 to the contrary, all payments otherwise due and payable under this Section 2.1 shall be deferred and not become due and payable until immediately following the closing (the "Equity Closing") of the equity financing transactions specified in the Series E Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), between the Parties; provided, however, that in the event this Agreement is terminated in accordance with Section 7.3(b), the approximately [***] payable for services performed by MP3.com during the fourth quarter of 1999 shall immediately become due and payable.

        2.2 PAYMENTS FOR YEAR 2001. In consideration of the various promotional and marketing services to be provided by MP3.com to visitalk.com under this Agreement from January 1, 2001 through December 31, 2001, visitalk.com shall pay MP3.com a total of [***] in immediately-payable, nonrefundable U.S. funds, in four equal payments of [***] as of each of the following dates: (i) March 31, 2001; (ii) June 30, 2001; (iii) September 30, 2001; and (iv) December 31, 2001.
Visitalk.com and MP3.com acknowledge and agree that such payments shall be deemed

*** CONFIDENTIAL TREATMENT REQUESTED

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compensation for the various promotional and marketing services to be provided by MP3.com to visitalk.com pursuant to Section 3.1 herein from January 1, 2001 through December 31, 2001.

        2.3 PAYMENTS FOR YEAR 2002. In consideration of the various promotional and marketing services to be provided by MP3.com to visitalk.com under this Agreement from January 1, 2002 through December 31, 2002, visitalk.com shall pay MP3.com a total of [***] in immediately-payable, nonrefundable U.S. funds, in four equal payments of [***] as of each of the following dates: (i) March 31, 2002; (ii) June 30, 2002; (iii) September 30, 2002; and (iv) December 31, 2002.
Visitalk.com and MP3.com acknowledge and agree that such payments shall be deemed compensation for the various promotional and marketing services to be provided by MP3.com to visitalk.com pursuant to Section 3.1 herein from January 1, 2002 through December 31, 2002.

        2.4 YEAR 2000 BOUNTY PAYMENT.

               (a) In addition to the amounts payable pursuant to Section 2.1 above, visitalk.com agrees to pay MP3.com [***], up to a maximum payment of [***] in the aggregate (the "Year 2000 Bounty Payment"), for each Registered User acquired by visitalk.com in excess of [***] Registered Users during the period commencing on the Effective Date and ending on the earlier of (i) termination of this Agreement (except for a termination pursuant to Section 7.3(b)), (ii) December 31, 2000 or (iii) two (2) business days prior to the filing of a registration statement on Form S-1 (or any successor form thereto) by visitalk.com which results in the closing of the visitalk.com IPO prior to the occurrence of either clause (i) or (ii) above (which date shall be referred to as the "Year 2000 Bounty End Date"); provided, however, if the Year 2000 Bounty End Date is caused by clause (iii), then, [***]. Such Year 2000 Bounty Payment will be payable in shares of visitalk.com stock (as provided below), unless, if the Year 2000 Bounty End Date is caused by clause (iii) of the prior sentence, in connection therewith MP3.com notifies visitalk.com that it would like a portion of the Year 2000 Bounty Payment (up to a maximum of one-third (1/3) of such payment) in cash.

               (b) If the Year 2000 Bounty Payment is being made in connection with Section 2.4(a)(iii) herein, visitalk.com shall, upon the effective date of the visitalk.com IPO, issue to MP3.com in a private placement (the "Private Placement") that number of shares of visitalk.com common stock (the "Shares") equal to the aggregate Year 2000 Bounty Payment divided by the price per share at which the visitalk.com common stock is offered to the public in the visitalk.com IPO.

               (c) If the Year 2000 Bounty Payment is not being made in connection with Section 2.4(a)(iii) herein, visitalk.com shall, as soon as commercially reasonable following the Year 2000 Bounty End Date, issue a number of shares of preferred stock (the "Preferred Shares")

*** CONFIDENTIAL TREATMENT REQUESTED

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of visitalk.com equal to the Year 2000 Bounty Payment divided by the Share
Price. For purposes of this Agreement, the "Share Price" shall equal [***].

               (d) MP3.com represents and warrants to visitalk.com that:

                      (i) The Shares or the Preferred Shares, as applicable, to be issued to it pursuant to this Agreement are being acquired solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them;

                      (ii) MP3.com is able to bear the economic risk of an investment in the Shares or the Preferred Shares, as applicable, acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this Agreement, including the Bounty Payment and therefore has the capacity to protect its own interests in connection with the Shares or the Preferred Shares, as applicable;

                      (iii) MP3.com understands that there is no public market for the Shares or the Preferred Shares, as applicable, and that there may never be a public market for such stock, and that even if a market develops for such stock it may never be able to sell or dispose of the Shares or the Preferred Shares, as applicable, and may thus have to bear the risk of its investment in such stock for a substantial period of time, or forever;

                      (iv) MP3.com is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended. In addition, MP3.com has received such information as it considers necessary or appropriate for deciding whether to agree to acquire the Shares or the Preferred Shares, as applicable; and

                      (v) No finder, broker, agent, financial advisor, or other intermediary has acted on behalf of MP3.com in connection with the transactions contemplated by this Agreement.

               (e) MP3.com acknowledges and agrees that (i) there can be no assurance that visitalk.com will be able to successfully complete an IPO in the near future or at any time and (ii) whether or not visitalk.com is able to successfully complete an IPO, all other rights and obligations contained within this Agreement will remain in full force and effect. MP3.com acknowledges and agrees that all Shares or Preferred Shares issued to it under this Agreement shall be subject to any ordinary and customary lock-up agreement required by an underwriter as a condition to a visitalk.com IPO provided that (a) such agreement shall apply only to the visitalk.com IPO; and (b) all executive officers and directors of visitalk.com enter into substantially similar agreements. Both Parties acknowledge and agree to cooperate, file and

*** CONFIDENTIAL TREATMENT REQUESTED

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receive all necessary governmental approvals, consents, waivers and expirations or terminations of applicable waiting periods required in connection with the issuance of Shares or Preferred Shares before the issuance of such Shares or Preferred Shares, including requirements under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended; provided that both Parties shall (i) equally share the costs of any joint or third-party filing fees related thereto; and (ii) each bear responsibility for its own legal, accounting and other expenses related to any such filings or consents.

               (f) Both Parties acknowledge and agree that any such Year 2000 Bounty Payment shall act as full compensation for all Registered Users that MP3.com provides to visitalk.com during the period from the Effective Date through December 31, 2000 under this Agreement.

        2.5 ADDITIONAL BOUNTY PAYMENTS.

               (a) In addition to the amounts payable pursuant to Section 2.2 above, visitalk.com agrees to pay MP3.com, in a lump sum cash payment within thirty (30) days of December 31, 2001 (up to a maximum payment of [***] in the aggregate), an amount equal to the User Acquisition Amount determined for the year 2001 for each Registered User acquired by visitalk.com in excess of the Year 2001 Bounty Threshold during the period commencing on January 1, 2001 and ending on the earlier of (i) termination of this Agreement, or (ii) December 31, 2001.

               (b) In addition to the amounts payable pursuant to Section 2.3 above, visitalk.com agrees to pay MP3.com, in a lump sum cash payment within thirty (30) days of December 31, 2002 (up to a maximum payment of [***] in the aggregate), an amount equal to the User Acquisition Amount determined for the year 2002 for each Registered User acquired by visitalk.com in excess of the Year 2002 Bounty Threshold during the period commencing on January 1, 2002 and ending on the earlier of (i) termination of this Agreement, or (ii) December 31, 2002.

               (c) Both Parties acknowledge and agree that any additional bounty payments paid under Sections 2.5(a) and (b) shall act as full compensation for all Registered Users that MP3.com provides to visitalk.com during the years 2001 and 2002, respectively.

        2.6 LATE PAYMENTS. Any late payments under this Agreement will be assessed a service fee of one and one-half percent (1.5%) per month, to the extent allowed by law. All fees owed by visitalk.com to MP3.com are exclusive of , and visitalk.com shall pay, all sales, use, excise and other taxes which may be levied upon either party in connection with such payments, except for taxes based on MP3.com's net income.

3. OBLIGATIONS OF THE PARTIES

        3.1 PROMOTION OF VISITALK.COM SERVICES. For the Term of this Agreement, MP3.com will actively promote the visitalk.com Services on the MP3.com Site by using commercially reasonable efforts to implement the features, services and/or promotional methods and initiatives

*** CONFIDENTIAL TREATMENT REQUESTED

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as described in Exhibit A attached hereto (the "Marketing Plans"). MP3.com and
visitalk.com may meet at any time to revise and amend the Marketing Plans and shall not, at any time, be limited to implementing only the items described in Exhibit A hereto (subject to the mutual agreement of the Parties). Notwithstanding the foregoing, the type, quantity, frequency and placement of any of the specific promotional methods and initiatives set forth in the Marketing Plans shall be determined by the reasonable mutual agreement of MP3.com and visitalk.com.

        3.2 DIRECTORY SERVICES. During the Term of this Agreement, visitalk.com shall make available to all Registered Users access to its permanent global directory. Additionally, by January 15, 2000 visitalk.com will create an MP3.com community as a subset of the permanent global directory on the visitalk.com Site and shall host such community for the remainder of the Term. The community directory will enable Registered Users to locate other Registered Users to facilitate the communication services enabled by visitalk.com. Except as set forth in Section 3.3, Registered Users of the community directory will have access to Visitalk.com Services at the then prevailing rates established by visitalk.com.

        3.3 INTEGRATION OF VISITALK.COM SERVICES. During the Term of this Agreement, visitalk.com shall provide technical and other assistance to MP3.com to integrate links throughout the MP3.com Site to co-branded web pages hosted on visitalk.com servers that will allow users of the MP3.com Site to register for and, once registered, to use the visitalk.com Services. For the Term of this Agreement, MP3.com shall be entitled to establish, implement and maintain such links and any and all visitalk.com Services on the MP3.com Site and to register users of the MP3.com Site for any and all visitalk.com Services. Visitalk.com shall use its best efforts to facilitate the availability of links to the visitalk.com Services from the MP3.com Site for the benefit of MP3.com's users and artists.

        3.4 REPORTS; AUDITS. During the Term of this Agreement, visitalk.com agrees to establish and maintain a tracking system whereby visitalk.com can accurately document the number, manner of registration and key demographic information of the Registered Users visitalk.com acquires pursuant to this Agreement. Visitalk.com will promptly provide MP3.com with monthly reports that summarize and detail such information in a format that meets both Party's reasonable mutual satisfaction. MP3.com shall have the right to cause an independent, certified public accountant reasonably acceptable to visitalk.com to audit such tracking system and records to determine the accuracy of the information contained in the monthly reports. Such audits may be exercised during normal business hours upon at least ten (10) working days' prior written notice to visitalk.com. MP3.com shall bear the full cost of any such audits; provided, however, that if the total number of Registered Users calculated for purposes of determining any Bounty Payment, as determined by the results of such audit, varies by more than ten percent (10%) in the aggregate, then visitalk.com shall bear the costs of any such audit.

4. LICENSES

        4.1 VISITALK.COM LICENSE. For the Term of this Agreement, visitalk.com hereby grants to MP3.com a non-exclusive, royalty-free, worldwide license to use, reproduce and distribute any advertising and promotional materials including all artwork, trademarks, logos, designs, ads and the like provided by visitalk.com to MP3.com in connection with the terms of



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Sections 3.1 through 3.4 herein (the "visitalk.com Materials"). Title to and ownership of all intellectual property rights of the visitalk.com Materials shall remain with visitalk.com or its third party licensors.

        4.2 MP3.COM LICENSE. For the Term of this Agreement, MP3.com hereby grants to visitalk.com a non-exclusive, royalty-free, worldwide license to use, reproduce and distribute any MP3.com trademarks, logos, designs, ads and the like provided by MP3.com to visitalk.com in connection with the terms of Sections 3.1 and 3.2 herein (the "MP3.com Materials"). Title to and ownership of all intellectual property rights of the MP3.com Materials shall remain with MP3.com or its third party licensors.

5. REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        5.1 REPRESENTATIONS AND WARRANTIES.

               (a) VISITALK.COM. Visitalk.com shall be solely responsible for any legal liability arising out of or relating to the content on the visitalk.com Site, the visitalk.com Materials and any advertisements or other materials provided for or by visitalk.com under this Agreement (collectively, the "visitalk.com Content"). Visitalk.com represents and warrants that the visitalk.com Content does not and will not, and MP3.com's use of the visitalk.com Content will not: (a) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (b) violate any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising; (c) be defamatory or trade libelous; (d) be defamatory, harmful to minors, obscene or child pornographic; (e) be materially false, misleading or inaccurate or cannot be promptly fulfilled; or (f) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. VISITALK.COM MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE VISITALK.COM SITE, THE MP3.COM CONTENT OR THE FUNCTIONALITY, PERFORMANCE OR RESULTS OF USE THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. Visitalk.com does not guarantee continuous or uninterrupted display or distribution of any MP3.com Content.

               (b) MP3.COM. MP3.com shall be solely responsible for any legal liability arising out of or relating to the MP3.com Materials and the content on the MP3.com Site for which it is the sole and exclusive owner (collectively, the "MP3.com Content"). MP3.com represents and warrants that the MP3.com Content does not and will not, and visitalk.com's authorized use of the MP3.com Content will not: (a) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (b) violate any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising; (c) be defamatory or trade libelous; (d) be defamatory, harmful to minors, obscene or child pornographic; (e) be materially false, misleading or inaccurate or cannot be promptly fulfilled; or



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(f) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. MP3.COM MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE MP3.COM SITE, THE VISITALK.COM CONTENT OR THE FUNCTIONALITY, PERFORMANCE OR RESULTS OF USE THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. MP3.com does not guarantee continuous or uninterrupted display or distribution of any visitalk.com Content.

        5.2 INDEMNIFICATION.

               (a) VISITALK.COM. Visitalk.com agrees to defend, indemnify and hold harmless MP3.com and its directors, officers, agents and employees for any and all losses, costs, liabilities or expenses (including without limitation reasonable attorneys' and expert witnesses' fees) incurred or arising from: (a) any breach of the representations or warranties made by visitalk.com in Section 5.1(a) above; (b) any claim arising from the sale of license of visitalk.com's goods or services; or (c) any other act, omission or representation by visitalk.com. MP3.com may participate in the defense at its option and expense.

               (b) MP3.COM. MP3.com agrees to defend, indemnify and hold harmless visitalk.com and its directors, officers, agents and employees for any and all losses, costs, liabilities or expenses (including without limitation reasonable attorneys' and expert witnesses' fees) incurred or arising from: (a) any breach of the representations or warranties made by MP3.com in Section 5.1(b) above; (b) any claim arising from the sale of license of MP3.com's goods or services; or (c) any other act, omission or representation by MP3.com. Visitalk.com may participate in the defense at its option and expense.

6. CONFIDENTIALITY

        6.1 CONFIDENTIAL INFORMATION. Visitalk.com and MP3.com agree and acknowledge that they may be required to disclose to each other certain confidential information, including, but not limited to, information concerning the other party's online services and web sites, technology, software, tools, business, or plans for the future in connection with any of the foregoing, information concerning customers, suppliers, personnel and other business relationships, sales and marketing plans, financial information and other confidential information, all of which shall be deemed "Confidential Information" for the purposes of this Section 6.

        6.2 NO DISCLOSURE. For a period of three (3) years from the date of receipt of any Confidential Information hereunder the receiving party agrees to protect the confidentiality of the disclosing party's Confidential Information with at least the same degree of care that it utilizes with respect to its own similar proprietary information, but in no event less than a reasonable standard of care, including without limitation agreeing:



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               (a) Not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to (i) an employee or consultant of the receiving party requiring access to the Confidential Information in the course of his or her employment or consulting services in connection with this Agreement and who has agreed in writing to maintain the confidentiality of the confidential information of third parties in the receiving party's possession; or (ii) a director, legal advisor, or financial advisor of the recipient party hereunder, provided that such parties are bound to maintain the confidentiality of such information and provided further that they are permitted to use such Confidential Information only for the purposes of carrying out their fiduciary or other advisory responsibilities on behalf of the party hereto from which it received such Confidential Information; and

               (b) Not to use the Confidential Information for any purpose other than to carry out the purposes of this Agreement.

        6.3 EXCEPTIONS. Nothing in this Section 6 shall restrict the receiving party with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data:
(i) was rightfully possessed by the receiving party before it was received from the disclosing party; (ii) is independently developed by the receiving party without reference to the disclosing party's information or data; (iii) is subsequently furnished to the receiving party by a third party not under any obligation of confidentiality with respect to such information nor data, and without restrictions on use or disclosure; or (iv) is or becomes public or available to the general public otherwise than through any act or default of the receiving party.

        6.4 PUBLICITY; SEC FILINGS. Visitalk.com and MP3.com agree that neither shall issue a press release or public announcement pertaining to the transactions contemplated by this Agreement at any time, unless the other party expressly agrees otherwise and agrees to the form and substance of such press release or announcement, which agreement shall not be unreasonably withheld. Unless expressly otherwise agreed to by the other party, neither MP3.com nor visitalk.com will disclose the transactions contemplated by this Agreement and will maintain the confidentiality of these transactions, except (x) to the extent required by law, (y) in connection with any bona fide due diligence investigation conducted by a potential investor, acquiror, commercial lender, investment bank or the like where such party executes such party's customary nondisclosure agreement or (z) to the extent that such party, after consultation with its outside legal counsel, determines that such disclosure is required to be made in any filing made pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as applicable.

7. TERM AND TERMINATION; SURVIVAL

        7.1 TERM. Unless terminated earlier in accordance with this Section 7, this Agreement shall commence on the Effective Date and shall remain in full force and effect until December __, 2002 (the "Term").



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        7.2    TERMINATION.  Either party may terminate this Agreement:

               (a) Immediately upon written notice if the other party breaches a material term or condition of the Agreement and does not cure such breach (or commence a cure in a manner satisfactory to the non-breaching party) within thirty (30) days (five (5) days in connection with late payment) after written notice of such breach; or

               (b) Immediately upon written notice if the other ceases to do business, or otherwise terminates its business operations, except as a result of a permitted assignment; or

               (c) Immediately and without notice if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other.

        7.3 TERMINATION BY VISITALK.COM.

               (a) Visitalk.com shall have a one-time right to terminate all of Sections 2.2, 2.3, 2.5 and 3.1 of this Agreement, effective as of January 1, 2001, upon forty-five (45) days prior written notice thereof to MP3.com; provided, however, that notwithstanding any such termination visitalk.com agrees to continue to maintain existing links from and any and all visitalk.com Services on the MP3.com Site and to register users of the MP3.com Site for any and all visitalk.com Services for the remainder of the Term. Visitalk.com and MP3.com acknowledge and agree that visitalk.com's right to terminate Sections 2.2, 2.3, 2.5 and 3.1 (to the extent provided above) of this Agreement as set forth above may only be exercised in its entirety (i.e., all of such sections must be terminated if any one of them is terminated).

               (b) Visitalk.com shall have a one-time right to terminate this Agreement if the Equity Closing has not occurred prior to February 1, 2000 by providing MP3.com with written notice thereof no later than February 15, 2000.

        7.4 SURVIVAL. Notwithstanding anything in this Agreement of the contrary, any accrued payment obligations (including visitalk.com's obligation to pay approximately [***] for services performed by MP3.com during the fourth quarter of 1999), any right of action for breach of this Agreement prior to termination and all the rights and obligations set forth in Sections 5, 7 and 8 herein shall survive termination of this Agreement.

8. GENERAL

        8.1 ENTIRE AGREEMENT. This Agreement, together with any agreement incorporated herein by reference, and any Exhibits hereto or thereto, represents the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and communications relating to such subject matter, oral or written. No Party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that they have entered into that certain Directory & Premium Services Agreement of even date herewith

*** CONFIDENTIAL TREATMENT REQUESTED

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whereby the rights and obligations of the Parties with respect to the subject matter therein shall be governed thereby.

        8.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its respective rights and obligations, in whole or in part, under this Agreement without prior written consent of the other Party hereto. Such consent shall not be unreasonably withheld. Any attempt to assign this Agreement without such consent shall be void and of no effect.

        8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

        8.4 MEDIATION AND ARBITRATION. MP3.com and visitalk.com agree to submit any dispute or controversy arising out of or relating to this Agreement, including without limitation the interpretation, performance, breach, termination or validity thereof, to mediation before a single mediator to be selected by the Parties or, if they cannot agree on a mediator within seven days of a request for mediation under this paragraph, before a single mediator to be selected in accordance with rules and procedures of the American Arbitration Association. The mediation shall take place in San Diego, California at a location and time to be agreed upon by the Parties and the mediator or, in the absence of agreement, by the mediator. Each Party shall share equally in the compensation and costs of the mediator. In the event the dispute is not resolved by mediation within thirty (30) days of the request for mediation, the dispute shall be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place in San Diego, California at a location and time to be agreed upon by the parties or, in the absence of agreement, by the arbitrator. The expense of the arbitration, including the compensation of the arbitrator, shall be borne in accordance with the award of the arbitrator. Any award rendered pursuant to the arbitration terms of this provision shall be final and binding upon the parties to such arbitration, and may be confirmed and entered in any court of proper jurisdiction.

        8.5 JURISDICTION. Subject to the terms of Section 8.4 (Mediation and Arbitration) of this Agreement, each Party hereto irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of the State of California in San Diego, California; and (b) the United States District Court for the Southern District of California, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each Party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Superior Court of the State of California, city and county of San Diego; or (ii) the United States District Court for the Southern District of California, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

        8.6 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

               (a)    if to Visitalk.com, Inc.:

                      8936 North Central Avenue
                      Suite 1A
                      Phoenix, AZ 85020
                      Fax: (602) 850-3377
                      Attn: President


               (b)    if to MP3.com, Inc.

                      4790 Eastgate Mall
                      San Diego, CA 92121
                      Fax: (858) 623-7111
                      Attn: Vice President, Legal Affairs

        8.7 SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, and such provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

        8.8 AMENDMENT AND WAIVER. This Agreement may not be amended except by an instrument in writing signed on behalf of each Party hereto. By an instrument in writing, visitalk.com or MP3.com, as the case may be, may waive compliance by the other party with any term or provision of this Agreement that visitalk.com or MP3.com, as the case may be, was or is obligated to comply with or perform. The waiver by any Party of a breach or default of any provision of this Agreement by any other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

        8.9 INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the Parties. No Party shall have the power to bind any other Party or incur obligations on any other Party's behalf without such other Party's prior written consent.

        8.10 THIRD PARTIES. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto and their assigns, any legal or equitable rights hereunder.

        8.11 FORCE MAJEURE. No Party shall be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such Party.

        8.12 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to each other Party. This Agreement may be executed and delivered by facsimile and the Parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all Parties to the same extent that an original signature could be used.

        8.13 HEADINGS; EXHIBITS. The headings contained in this Agreement hereto, if any, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

        8.14 NO CONSEQUENTIAL OR SPECIAL DAMAGES. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOSS OF USE, LOST BUSINESS, LOST DATA OR LOST PROFITS, INCOME OR GOODWILL, THE REJECTION OR REMOVAL OF ANY VISITALK.COM CONTENT, OR ANY DELAY IN DISPLAYING OR THE FAILURE TO DISPLAY THE VISITALK.COM CONTENT ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

        8.15 LIABILITY. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY AND/OR ANY THIRD PARTY UNDER ANY CLAIMS RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT GREATER THAN THE CASH AMOUNTS RECEIVED BY MP3.COM UNDER THIS AGREEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



VISITALK.COM, INC.


By:
   -----------------------
Name:  MICHAEL O'DONNELL
   -----------------------
Title: President
   -----------------------

MP3.COM, INC.


By:
   -----------------------
Name: MICHAEL ROBERTSON
   -----------------------
Title:  CEO
   -----------------------







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


                                    EXHIBIT A

                                 MARKETING PLANS



                                     [***]






*** CONFIDENTIAL TREATMENT REQUESTED